Registration No.

_______________________________________________________________________________
_______________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               ___________

                                FORM S-8
                         REGISTRATION STATEMENT
                    UNDER THE SECURITIES ACT OF 1933

                               ___________

                          M. A. HANNA COMPANY
         (Exact name of Registrant as Specified in its Charter)

      Delaware                                            34-0232435
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)

                               ___________

       1301 E. 9th Street, Suite 3600, Cleveland, Ohio 44114-1860
       (Address of Principal Executive Office Including Zip Code)

                               __________

            M. A. Hanna Company Directors' Deferred Fee Plan
                          (Full title of plan)

                               ___________

                        John S. Pyke, Jr., Esq.
                      Vice President and Secretary
                          M. A. Hanna Company
        1301 E. 9th Street, Suite 3600, Cleveland, OH 44114-1860
                             (216) 589-4000
(Name and address and telephone number including area code of agent for service)

                               __________

                    CALCULATION OF REGISTRATION FEE
_____________________________________________________________________________________
 Title of Securities    Amount      Price per  Maximum aggregate  Amount of
 to be Registered       Registered  share(1)   Offering Price(1)  Registration Fee(1)
_____________________________________________________________________________________
 Common Stock,          100,000      $35.75       $3,575,000        $1,233
 Par Value $1.00
_____________________________________________________________________________________

(1)  Based upon the average of the high and low sales prices of the Common
Stock in the consolidated reporting system on April 4, 1994; determined in accordance with Rule 457(c) solely for the purposes of determining the amount of the registration fee.





                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

      The following documents and reports filed by M. A. Hanna Company (File No. 1-5222) (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      (a) Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1993;

      (b) The description of the Company's Common Stock contained in the Registration Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description;

      (c) The description of the Company's Stock Purchase Rights contained in the Rights Agreement filed as Exhibit 2 to Form 8-K dated December 4, 1991, as amended.

      All documents filed after the date of the filing of this Registration Statement by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers

      Subsection (b)(7) of Section 102 of the Delaware Law empowers a corporation in its original certificate of incorporation or an amendment thereto validly approved by stockholders to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision cannot eliminate or limit the liability of a director for (i) breach of his duty or loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) payment of a stock dividend or approval of a stock repurchase which was illegal under Section 174 of the Delaware Law, or (iv) any transaction from which an improper personal benefit was derived. Articles Thirteenth and Fourteenth of the Registrant's Restated Certificate of Incorporation were approved at the Company's annual meeting of stockholders held in May 1987 to provide for limitation of liability of directors, and indemnification of directors, officers and others as follows:

      "THIRTEENTH: To the full extent permitted by the General Corporation law of the State of Delaware or any other applicable laws as presently or hereafter in effect, no Director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a Director of the Corporation. No amendment to or repeal of this Article THIRTEENTH shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment."

      "FOURTEENTH: Each person who is or was or had agreed to become a Director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified by the Corporation to the full extent permitted by the General Corporation Law of the State of Delaware or any other applicable laws as presently or hereafter in effect. Without limiting the generality or effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article. No amendment to or repeal of this Article FOURTEENTH shall apply to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to or have any effect on the right to indemnity permitted or authorized hereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal."

      Reference is made to Section 145 of the Delaware General Corporation law relating the indemnification of directors and officers of a Delaware corporation.

      The Company has entered into Indemnification Agreements with all of the Company's directors except Messrs. Eyton and Marshall and all of the Company's executive officers (the "Indemnitees") to specify the extent to which Indemnitees may receive indemnification under circumstances in which
indemnity would not otherwise be provided by the Delaware Law.   Pursuant
to the Indemnification Agreements, an Indemnitee will be entitled to indemnification as provided by Section 145 of the Delaware Law and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act or neglect or breach of duty, including any actual or alleged error, misstatement or misleading statement, which such person commits, suffers, permits or acquiesces in while acting in the Indemnitee's position with the Company. The Indemnification Agreements provide specific procedures for securing indemnification and the Company is required to make payments in connection with any claim against the Indemnitee only to the extent expressly provided by law.

      The Company has purchased directors and officers liability insurance which provides for indemnification of directors and officers against certain liabilities.

Item 8.  Exhibits

      4.1 Articles of Incorporation of the Company as restated as of November 13, 1989, and currently in effect (filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 1-5222) incorporated herein by reference.

      4.2 By-laws of the Company (filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, File No. 1-5222) incorporated herein by reference.

      4.3 Rights Agreement dated December 4, 1991 between the Company and Ameritrust Company National Association (filed as Exhibit 2 to Form 8-K of M. A. Hanna Company on December 5, 1991, as amended and as Exhibit 8 to Form 8 of the Company filed on December 24,
            1991) incorporated herein by reference.


       5    Opinion of Counsel

      23.1  Consent of Ernst & Young

      23.2  Consent of Counsel (included in Exhibit 5)

      24    Powers of Attorney

      99    M. A. Hanna Directors' Deferred Fee Plan

Item 9.  Undertakings

      A.    The undersigned Registrant hereby undertakes:

      (1) To file during any period in which offers or sales are being made a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, the paragraph (A)(1)(i) and
(A)(1)(ii) do not apply if the registration statement is on Form S-3 or on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                               SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed, on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio on this 11th day of April, 1994.

                                    M. A. HANNA COMPANY



                                    By: /s/Valerie A. Gentile
                                           Valerie A. Gentile
                                           Assistant Secretary



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of April 11, 1994.

Signatures                                   Titles             Date

Martin D. Walker*             Chairman, Chief Executive Officer
Martin D. Walker                 (principal executive officer)
                                 and Director

Douglas J. McGregor*          President, Chief Operating Officer
Douglas J. McGregor              and Director

/s/Douglas R. Schrank         Vice President,, Chief Financial
Douglas R. Schrank               Officer (principal financial
                                 officer)

Thomas E. Lindsey*            Comptroller (principal accounting
Thomas E. Lindsey                officer)

B. Charles Ames*              Director
B. Charles Ames

Wayne R. Embry*               Director
Wayne R. Embry

J. Trevor Eyton*              Director
J. Trevor Eyton

George D. Kirkham*            Director
George D. Kirkham

Marvin L. Mann*               Director
Marvin L. Mann

Paul M. Marshall*             Director
Paul M. Marshall

Richard W. Pogue*             Director
Richard W. Pogue



* Valerie A. Gentile, the undersigned attorney-in-fact, by signing her name below, does hereby sign this registration statement on behalf of the above indicated directors and officers of M. A. Hanna Company (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneous herewith.


By: /s/Valerie A. Gentile    as attorney-in-fact
       Valerie A. Gentile





                                    EXHIBITS



______________________________________________________________________________
                                                                 Pagination by
   Exhibit                                                       sequential
   Number                        Exhibit                         numbering
______________________________________________________________________________

   4.1 Articles of Incorporation of the Company as restated as of November 13, 1989, and currently in effect (filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1989, File No. 1-5222) incorporated herein by reference.

   4.2 By-laws of the Company (filed as Exhibit 3(d) to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1987, File No. 1-5222) incorporated herein by reference.

   4.3 Rights Agreement dated December 4, 1991 between the Company and Ameritrust Company National Association (filed as Exhibit 2 to Form 8-K of M. A. Hanna Company on December 5, 1991, as amended and as Exhibit 8 to Form 8 of the Company filed on December 24, 1991) incorporated herein by reference.

   5        Opinion of Counsel

   23.1     Consent of Ernst & Young

   23.2     Consent of Counsel (included in Exhibit 5)

   24       Powers of Attorney

   99       M. A. Hanna Directors' Deferred Fee Plan